                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

           COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                                            (MILLIONS EXCEPT SHARE AMOUNTS)
                                               YEARS ENDED DECEMBER 31,
                                          ------------------------------------
                                             1995        1994         1993
                                          ----------- -----------  -----------
COMPUTATION FOR STATEMENTS OF INCOME
 Primary Earnings Per Share (average
  shares outstanding):
  Income from continuing operations...... $       489 $       503  $       463
  Income (loss) from discontinued opera-
   tions, net of income tax..............         246         (51)         (12)
                                          ----------- -----------  -----------
  Income before extraordinary loss.......         735         452          451
  Extraordinary loss, net of income tax..          --          (5)         (25)
                                          ----------- -----------  -----------
  Income before cumulative effect of
   change in accounting principle........         735         447          426
  Cumulative effect of change in ac-
   counting principle, net of income
   tax...................................          --         (39)          --
                                          ----------- -----------  -----------
  Net income ............................         735         408          426
  Preferred stock dividends..............          12          12           14
                                          ----------- -----------  -----------
  Net income to common stock............. $       723 $       396  $       412
                                          =========== ===========  ===========
  Average shares of common stock out-
   standing (a)(b)....................... 173,995,941 180,084,909  168,772,852
                                          =========== ===========  ===========
  Earnings (loss) per average share of
   common stock:
    Continuing operations................ $      2.75 $      2.72  $      2.66
    Discontinued operations..............        1.41        (.27)        (.07)
    Extraordinary loss...................          --        (.03)        (.15)
    Cumulative effect of change in ac-
     counting principle..................          --        (.22)          --
                                          ----------- -----------  -----------
                                          $      4.16 $      2.20  $      2.44
                                          =========== ===========  ===========
ADDITIONAL COMPUTATIONS(C)
 Net income to common stock, per above... $       723 $       396  $       412
                                          =========== ===========  ===========
 Primary Earnings Per Share (including
  common stock equivalents):
  Average shares of common stock out-
   standing (a)(b)....................... 173,995,941 180,084,909  168,772,852
  Incremental common shares applicable
   to common stock options based on the
   common stock daily average market
   price during the year.................      64,329      74,087       38,171
  Incremental common shares applicable
   to performance units based upon the
   attainment of specified goals.........      27,625          --           --
                                          ----------- -----------  -----------
  Average common shares, as adjusted..... 174,087,895 180,158,996  168,811,023
                                          =========== ===========  ===========
  Earnings (loss) per average share of
   common stock (including common
   stock equivalents):
    Continuing operations................ $      2.75 $      2.72  $      2.66
    Discontinued operations..............        1.41        (.27)        (.07)
    Extraordinary loss...................          --        (.03)        (.15)
    Cumulative effect of change in ac-
     counting principle..................          --        (.22)          --
                                          ----------- -----------  -----------
                                          $      4.16 $      2.20  $      2.44
                                          =========== ===========  ===========
Fully Diluted Earnings Per Share:
  Average shares of common stock out-
   standing (a)(b)....................... 173,995,941 180,084,909  168,772,852
  Incremental common shares applicable
   to common stock options based on the
   more dilutive of the common stock
   ending or average market price during
   the year..............................      94,418      75,223      106,901
  Average common shares issuable assum-
   ing conversion of Tenneco Inc. 10%
   loan stock............................          --      41,356       42,663
  Incremental common shares applicable
   to performance units based upon the
   attainment of specified goals.........      27,625          --           --
                                          ----------- -----------  -----------
  Average common shares assuming full
   dilution.............................. 174,117,984 180,201,488  168,922,416
                                          =========== ===========  ===========
  Fully diluted earnings (loss) per av-
   erage share, assuming conversion of
   all applicable securities:
    Continuing operations................ $      2.75 $      2.72  $      2.66
    Discontinued operations..............        1.41        (.27)        (.07)
    Extraordinary loss...................          --        (.03)        (.15)
    Cumulative effect of change in ac-
     counting principle..................          --        (.22)          --
                                          ----------- -----------  -----------
                                          $      4.16 $      2.20  $      2.44
                                          =========== ===========  ===========
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Notes:  (a) In 1992, 12,000,000 shares of common stock were issued to the
        Tenneco Inc. Stock Employee Compensation Trust ("SECT"). Shares of
        common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. During each of the years ended December 31, 1995,
        1994 and 1993, the SECT utilized 2,697,770, 2,464,721 and 2,479,425 shares, respectively.
(b)     For purposes of computing earnings per share, Series A preferred stock was converted into common stock under the Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into 17,342,763 shares of common stock. In
        December 1994, all of the outstanding shares of Series A preferred stock were converted into Tenneco Inc. common stock. The inclusion of
        Series A preferred stock in the computation of earnings per share was antidilutive for the years and certain quarters in 1994 and 1993.
(c)     These calculations are submitted in accordance with Securities and
        Exchange Commission requirements although not required by Accounting
        Principles Board Opinion No. 15 because they result in dilution of less than 3%.